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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 1997
                                                     REGISTRATION NO. 333-04947

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          -------------------------

                           FELCOR SUITE HOTELS, INC.
             (Exact name of registrant as specified in its charter)


      MARYLAND            545 E. JOHN CARPENTER FRWY.           72-2541756
  (State or other                 SUITE 1300                 (I.R.S. Employer
    jurisdiction              IRVING, TEXAS 75062           Identification No.)
of incorporation or             (214) 444-4900
   organization)

              (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                              Lawrence D. Robinson
                   Senior Vice President and General Counsel
                          545 E. John Carpenter Frwy.
                                   Suite 1300
                              Irving, Texas 75062
                                 (214) 444-4900
 (Name, address, including zip code, and telephone number, including area code, of agent
                                  for service)


                                _______________


                                    Copy to:

                               Robert W. Dockery
                         Bracewell & Patterson, L.L.P.
                      4000 Lincoln Plaza, 500 N. Akard St.
                              Dallas, Texas 75201
                                 (214) 740-4000

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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

    4.1  --       Form of Share Certificate (filed  as
                  Exhibit 4.1 to the Registrant's
                  Registration Statement on Form S-11 (File
                  No. 33-79214) and incorporated herein by reference)

    5.1  --       Opinion of Bracewell & Patterson, L.L.P.

    5.2  --       Opinion of Miles & Stockbridge, a Professional Corporation

    8.1  --       Opinion of Bracewell & Patterson, L.L.P. as to Tax Matters


   23.1  --       Consent of Bracewell & Patterson, L.L.P. (included in
                  Exhibits 5.1 and 8.1)

   23.2  --       Consent of  Miles & Stockbridge,  a Professional Corporation
                  (included in Exhibit 5.2)

  *23.3  --       Consent of Coopers & Lybrand L.L.P.

   23.4  --       Consent of Richard A.  Eisner & Company,
                  L.L.P.

   23.5  --       Consent of Ernst & Young LLP


   24.1  --       Power of Attorney

________________________________________
*   Filed herewith; all others previously filed





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 2nd day of April, 1997.


                                        FELCOR SUITE HOTELS, INC.,
                                        a Maryland corporation (Registrant)


                                        By: /s/Thomas J. Corcoran, Jr.
                                        ---------------------------------------
                                               Thomas J. Corcoran, Jr.
                                               President



         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 2ND DAY OF APRIL 1997.



 SIGNATURE                                     TITLE
 ---------                                     -----

Hervey A. Feldman*                    Chairman of the Board and
-------------------------------       Director
Hervey A. Feldman

/s/ Thomas J. Corcoran, Jr.           President and Chief Executive
-------------------------------       Officer and Director
Thomas J. Corcoran, Jr.

/s/ William S. McCalmont              Senior Vice President, Chief
-------------------------------       Financial Officer and Treasurer
William S. McCalmont

Lester C. Johnson*                    Vice President and Controller
-------------------------------       (Principal Accounting Officer)
Lester C. Johnson

Charles N. Mathewson*                 Director
-------------------------------
Charles N. Mathewson

Donald J. McNamara*                   Director
-------------------------------
Donald J. McNamara

Richard S. Ellwood*                   Director
-------------------------------
Richard S. Ellwood

Richard O. Jacobson*                  Director
-------------------------------
Richard O. Jacobson

Thomas A. McChristy*                  Director
-------------------------------
Thomas A. McChristy


                              *By:    /s/ Thomas J. Corcoran, Jr.
                                      -----------------------------------------
                                          Thomas J. Corcoran, Jr., as attorney-
                                          in-fact for such persons





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                               INDEX TO EXHIBITS

   4.1  --       Form of Share  Certificate (filed as
                 Exhibit 4.1  to the Registrant's
                 Registration Statement on Form S-11 (File
                 No. 33-79214) and incorporated herein by reference)

   5.1  --       Opinion of Bracewell & Patterson, L.L.P.

   5.2  --       Opinion of Miles & Stockbridge, a Professional Corporation

   8.1  --       Opinion of Bracewell & Patterson, L.L.P. as to Tax Matters

  23.1  --       Consent of Bracewell & Patterson, L.L.P. (included in
                 Exhibits 5.1 and 8.1)

  23.2  --       Consent of  Miles & Stockbridge, a Professional Corporation
                 (included in Exhibit 5.2)

 *23.3  --       Consent of Coopers & Lybrand L.L.P.

  23.4  --       Consent of Richard A. Eisner & Company, L.L.P.

  23.5  --       Consent of Ernst & Young LLP

  24.1  --       Power of Attorney

________________________________________
*   Filed herewith; all others previously filed





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